Exhibit 99

Section 2: EX-99 (PRESS RELEASE)

FOR RELEASE May 13, 2011

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Alexander, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES FINANCIAL RESULTS

BUCHANAN, VIRGINIA. May 13, 2011 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending March 31, 2011. The Company experienced a net loss for the first quarter amounting to $(323,479). This amount compares to net income of $316,151 for the same period last year, representing a decrease of $639,630. Both basic and diluted earnings per share decreased $0.51 from $0.25 at March 31, 2010 to $(0.26) at March 31, 2011.

At March 31, 2011 total assets amounted to $308,468,369, total deposits were $280,331,608, net loans were $257,572,812 and total stockholders’ equity was $25,581,862.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., states “The Company’s performance remains below our own expectations as first quarter’s earnings were adversely impacted by a higher provision for loan losses as we continue to respond to loan delinquencies, impaired loans, and loss exposure on real estate collateral. While the pace of the economic recovery has been sluggish and disappointing, your Company’s 112-year history and well capitalized position will enable us to weather the current financial storm.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates ten full service offices in Botetourt, Rockbridge, Roanoke and Franklin counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

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Botetourt Bankshares, Inc.

Consolidated Balance Sheets

March 31, 2011 and December 31, 2010

	(Unaudited) March 31, 2011	(Audited) December 31, 2010
Assets
Cash and due from banks	$7,725,034	$6,232,356
Interest-bearing deposits with banks	12,192,186	12,190,985
Federal funds sold	960,000	1,728,000

Total cash and cash equivalents	20,877,220	20,151,341
Time deposits with banks	250,000	500,000
Investment securities available for sale	14,031,079	15,042,933
Investment securities held to maturity (fair value approximates $100,000 in 2010)	—	100,000
Restricted equity securities	581,000	581,000
Loans, net of allowance for loan losses of $5,804,523 at March 31, 2011 and $5,147,790 at December 31, 2010	257,572,812	257,557,882
Property and equipment, net	7,576,221	7,661,323
Accrued income	1,194,663	1,338,662
Foreclosed assets	1,715,530	1,850,665
Other assets	4,669,844	4,700,925

Total assets	$308,468,369	$309,484,731

Liabilities and Stockholders’ Equity

Liabilities
Noninterest-bearing deposits	$33,583,912	$33,006,463
Interest-bearing deposits	246,747,696	248,041,302

Total deposits	280,331,608	281,047,765

Accrued interest payable	507,543	520,373
Other liabilities	2,047,356	2,051,912

Total liabilities	282,886,507	283,620,050

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $1.00 par value; 2,500,000 shares authorized; 1,251,436 issued and outstanding at March 31, 2011 and 1,250,375 shares issued and outstanding at December 31, 2010	1,251,436	1,250,375

Additional paid-in capital	1,697,790	1,687,446
Retained earnings	23,318,573	23,692,067
Accumulated other comprehensive loss	(685,937)	(765,207)

Total stockholders’ equity	25,581,862	25,864,681

Total liabilities and stockholders’ equity	$308,468,369	$309,484,731

Botetourt Bankshares, Inc.

Consolidated Statements of Operations

For Three Months Ended March 31, 2011 and 2010 (unaudited)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)	(Unaudited)
Interest income
Loans and fees on loans	$3,630,868	$3,969,726
Federal funds sold	380	2,050
Investment securities:
Taxable	56,215	93,408
Exempt from federal income tax	59,899	58,007
Dividend income	1,141	84
Deposits with banks	6,048	1,455

Total interest income	3,754,551	4,124,730

Interest expense
Deposits	1,066,147	1,370,612

Total interest expense	1,066,147	1,370,612

Net interest income	2,688,404	2,754,118

Provision for loan losses	1,515,000	570,000

Net interest income after provision for loan losses	1,173,404	2,184,118

Noninterest income
Service charges on deposit accounts	173,433	164,986
Mortgage origination fees	31,182	34,530
Net realized gain on sales of securities	—	1,075
Other income	299,673	280,933

Total noninterest income	504,288	481,524

Noninterest expense
Salaries and employee benefits	1,181,026	1,177,481
Occupancy and equipment expense	202,748	238,023
Foreclosed assets, net	69,695	46,328
Other expense	763,423	761,507

Total noninterest expense	2,216,892	2,223,339

Income (loss) before income taxes	(539,200)	442,303

Income tax expense (benefit)	(215,721)	126,152

Net income (loss)	$(323,479)	$316,151

Basic earnings (loss) per share	$(0.26)	$0.25

Diluted earnings (loss) per share	$(0.26)	$0.25

Dividends declared per share	$0.04	$0.08

Basic weighted average shares outstanding	1,250,870	1,246,589

Diluted weighted average shares outstanding	1,250,870	1,246,589